UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): MAY 14, 1996
                                                           MAY 1, 1996

                         Commission file number 0-26374

                       PLAY BY PLAY TOYS & NOVELTIES, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            Texas                                       74-2623760
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                                  4400 Tejasco
                          San Antonio, Texas 78218-0267
              (Address of principal executive offices and zip code)

                                 (210) 829-4666
              (Registrant's telephone number, including area code)


ITEM 5.  OTHER EVENTS

         On May 1, 1996, Play By Play Toys & Novelties, Inc. ("Play By Play") entered into an agreement with Ace Novelty Co., Inc. of Bellevue, Washington and certain of its subsidiaries and its stockholders ("Ace") to acquire, through its wholly owned subsidiary, Ace Novelty Acquisition Co., Inc., certain of the assets and assume certain of the liabilities of Ace. Play By Play will acquire Ace's operating assets, business operations and facilities, including four warehouses and distribution centers located in Bellevue, Washington, Los Angeles, California, Chicago, Illinois and Burnaby, British Columbia, Canada for approximately $44 million in cash, debt and the assumption of certain liabilities. Although, Play By Play and Ace have entered into a definitive Asset Purchase Agreement, consummation of the proposed transaction is subject to a number of conditions, including, without limitation, finalizing Play By Play's acquisition financing and obtaining licensor consents.

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                                    SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                PLAY BY PLAY TOYS & NOVELTIES, INC.

                                By: ___________________________
                                    Joe M. Guerra
                                CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY

Dated:  May 14, 1996

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